EXHIBIT 10.4

                              CONSULTING AGREEMENT

      THIS AGREEMENT made as of the 6th day of January , 2003

                                 B E T W E E N:

                                   REINK CORP.
                        a corporation incorporated under
                        the laws of the State of Delaware
                               (the "CORPORATION")

                                     - and -

                     MANCHESTER ADMINISTRATIVE SERVICES INC.
                        a corporation incorporated under
                       the laws of the Province of Ontario
                               (the "CONSULTANT")

      WHEREAS the Corporation wishes to engage the Consultant and to obtain certain services of the Consultant on and subject to the terms of this Agreement;

      THE PARTIES AGREE AS FOLLOWS:

1.    APPOINTMENT

      The Corporation hereby appoints the Consultant to serve as a consultant to the Corporation and to perform the services referred to in Paragraph 2 hereof, at the remuneration and upon and subject to the terms of this Agreement, which the Consultant hereby accepts.

2.    SERVICES

      The Consultant shall, for and on behalf of the Corporation, perform the services set out on Schedule "A" to this Agreement which sets forth a general guideline for the services to be provided by the Consultant hereunder. The Consultant shall use its best efforts to achieve the goals set out in the general guideline. During the continuance of this Agreement, the Consultant shall well and faithfully serve the Corporation and shall use its best efforts to promote the best interests of the Corporation and shall report to the President of the Corporation.

3.    TIME AND ATTENTION

      Unless prevented by sufficient cause, the Consultant shall devote, during the term of this Agreement, sufficient working time, attention and efforts as are reasonably required to provide the services to the Corporation described in Paragraph 2 hereof.


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4.    RELATIONSHIP OF PARTIES

      This Agreement shall not be construed as creating a relationship of employer and employee, or a partnership or joint venture between the Corporation and the Consultant, as both parties agree that the Consultant will be serving in the capacity of an independent contractor to the Corporation. The Consultant specifically shall have no authority to incur any debt, liability or obligation, or enter into any contract or agreement, on behalf of the Corporation, unless such authority is expressly granted to it by the Corporation.

5.    TERM

      The term of the agreement shall continue until terminated based on the terms and conditions hereinafter set forth (the "Term").

6.    COMPENSATION

      For the services to be rendered by the Consultant to the Corporation, subject to the provisions of this Agreement, the Consultant shall be entitled to receive and the Corporation shall provide during the term in which the Consultant is providing services hereunder:

      (a) a fee of US$40,000.00 dollars per month, less any amounts paid in cash by Reink Imaging USA, Ltd. for the same period, (based on invoicing for each period), less any statutory deductions, withholdings or contributions required by applicable law, payable on the 15th and last day of each month during the term of this Agreement. In addition, the Corporation shall pay any and all excise taxes exigible in respect of the foregoing, including without limitation, all goods and services taxes, if applicable. The amount of $40,000.00 is subject to modification, upon mutual written agreement, based on changes in services required;

      (b) reimbursement of all reasonable expenses and costs incurred in connection with the performance of the Consultant's services, subject to approval by the Corporation's President, or designate, and production of such supporting vouchers and statements as the Corporation may reasonably require in accordance with the Corporation's travel and entertainment reimbursement policies, in effect from time to time during the term of this Agreement. Such expenses, upon request, may be reimbursed directly to employees of the Consultant who are providing the services; and

      (e) such office space and relevant equipment and supplies, without charge, to permit the Consultant to perform its services under this Agreement as may be agreed upon by the parties.

      (f) where the corporation is unable to meet the payments herein the consultant will have the right at the end of each quarter to convert the outstanding amount of compensation into shares of Reink Corp. at the greater of (1) 80% of market for the average of the prior 20 days of trading and (2) $0.05 per share.

7.    TERMINATION

      This Agreement may be terminated:

      (c)   at any time by mutual agreement of the parties in writing; or

      (d) by the Corporation, upon twelve (12) months written notice, whereby the Corporation agrees to pay the Consultant a monthly fee for the remainder of the term, equivalent to the monthly fee prior to the date of notice, payable over twelve months, under the terms outlined in clause 6 above; or


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In the event of the termination of this Agreement, other than under clause (b)
above, the Consultant shall receive compensation accrued and unpaid up to the date of termination and each party shall remain bound by the provisions of this Agreement imposing obligations that extend beyond its termination.

8.    APPLICABLE LAW

      This Agreement shall be governed by the laws of the State of Delaware and the laws of the United States applicable therein, and the parties hereby irrevocably attorn to the jurisdiction of the courts of the State of Delaware.

9.    NON-COMPETE REQUIREMENT

      During the term of this Agreement, and for a period of one year thereafter, the Consultant shall not start up any business, firm or organization that competes directly or indirectly with the Corporation in the United States or Canada, in particular the manufacture imaging products, unless in conjunction with the Corporation or its parent company, or engage in any activity materially detrimental to the Corporation. The Consultant acknowledges that all restrictions contained in this Paragraph 9 are reasonable and valid for the adequate protection of the objects and business of the Corporation.

10.   CORPORATION PROPERTY

      All materials relating to the business and affairs of the Corporation, including, without limitation, all manuals, documents, reports, equipment, working materials, lists of members and clients, and information collected or prepared by the Corporation or the Consultant in the course of the Consultant's engagement, are the property of the Corporation. Upon the termination of this Agreement for any reason, the Consultant shall cease the use of such materials, return them to the Corporation (including all copies and reproductions that may have been made or received), and delete related information from all retrieval systems and databases used by the Consultant.

11.   SEVERABLE

      If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

12.   ASSIGNMENT

      This Agreement may not be assigned, in whole or in part, by either party without the prior written consent of the other party.

13.   NOTICES

      Any notice or other communication ("notice") to be given by one party to the other under this Agreement shall be in writing and shall be sufficiently given only if either delivered personally or transmitted by facsimile transmission to such party as follows:


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      (a)   to the Corporation at:

            Reink Corp.
            2550 Haddonfield Road
            Pennsauken, New Jersey, USA, 08110
            Attention: President
            Fax No.: (856) 488-0797

      (b)   to the Consultant at:

            Manchester Administrative Services Inc.
            1221 Whiteoaks Avenue
            Mississauga, Ontario
            L5J 3B8
            Attention: President
            Fax No.: (905) 403-1217

or to such other address or telecopier number as may be designated by notice given as aforesaid. Any notice delivered and received as aforesaid shall be deemed to have been given and received on the first business day following the date of personal delivery or facsimile transmission, as the case may be.

14.   ENTIRE AGREEMENT

      This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties with respect thereto.

15.   BINDING AGREEMENT

      This Agreement shall be binding upon and enure to the benefit of the parties and their respective heirs, legal personal representatives, successors and permitted assigns.

      IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above:

                                       REINK  CORP.

                                       Per:   /s/ Wayne Maddever
                                           -------------------------------------
                                       Name:  Wayne Maddever
                                       Title: CEO

                                       I have authority to bind the Corporation.


                                       MANCHESTER ADMINISTRATIVE
                                                SERVICES INC.

                                       Per: /s/ William M. Smith
                                           -------------------------------------
                                       Name: William M. Smith
                                       Title:   Executive Vice President

                                       I have authority to bind the Corporation.


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                                  SCHEDULE "A"

The services to be performed by the Consultant under this Agreement shall include the following tasks together with such other tasks as may be agreed upon by the Corporation and the Consultant in writing from time to time during the term of this Agreement and any extension thereof.

(a) advising on the reorganization of the Corporation;

(b) preparation of all filings for the Corporation related to governmental agencies including but not limited to the SEC;

(c) sourcing funding from lenders or investors;

(d) advising and implementation of mechanisms to access capital markets through publicly traded vehicles;

(e) sourcing and advising on acquisitions and divestitures;

(f) provide overall guidance on the accounting and reporting systems required for the Corporation;

(g) liase with principals or professionals for the implementation of the Corporation's objectives including those listed above;

(h) attending at meetings on a regular basis with the directors and officers of the Corporation.

(i) Other services as and when requested by the Corporation from time to time.


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